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                                     EXHIBIT 23.1

                           CONSENT OF STONEFIELD JOSEPHSON

                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Incomnet, Inc. for the years ending December 31, 1995, 1994 and 1993, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Incomnet, Inc., dated October 18, 1996.



/s/ Stonefield Josephson Accountancy Corporation
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STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION

Santa Monica, California

October 18, 1996